LIMITED LIABILITY COMPANY OPERATING AGREEMENT

OF

LEGALGURU, LLC

THIS LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement”) of LEGALGURU, LLC, a Florida limited liability company (the “Company”), is entered into as of the Effective Date, by and among the Company and the Persons identified as Members on Exhibit A attached hereto, from time to time, and who have executed a counterpart of this Agreement as Members pursuant to the provisions of the Act (each, a “Member”).

WHEREAS, the Members wishes to organize a limited liability company under the laws of the State of Florida and to adopt this Agreement as the operating agreement governing the Company.

NOW THEREFORE, in consideration of the foregoing and of the mutual covenants and benefits herein set forth and contemplated, the parties hereto agree as follows:

Article I

Definitions

When used in this Agreement, the following terms not otherwise defined herein have the following meanings:

“Act” shall mean the Florida Limited Liability Company Act, as amended from time to time, and any successor thereto.

“Additional Member” means any Person who may hereafter be admitted as additional Members of the Company in accordance with the provisions of this Agreement.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling or Controlled by or under direct or indirect common Control with such Person.

“Agreement” means this Operating Agreement, together with the schedules attached hereto, as it may be amended, modified, restated or supplemented from time to time.

“Common Member” means Members who hold Common Membership Units.

“Company” shall have the meaning set forth in the preamble to this Agreement.

“Control” means the possession, directly or indirectly, or the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities or general partnership or managing Members interests, by contract or otherwise. “Controlling” and “Controlled” shall have correlative meanings. Without limiting the generality of the foregoing, a Person shall be deemed to Control any other Person in which it owns, directly or indirectly, a majority of the ownership interests.

“Effective Date” shall have the meaning set forth in Article II, Section 1 of this Agreement.

“Fiscal Year” shall have the meaning set forth in Article VII, Section 1 of this Agreement.

“Former Member” shall have the meaning set forth in Article VIII, Section 1 of this Agreement.

“Former Member's Interest” shall have the meaning set forth in Article VIII, Section 1 of this Agreement.

“Founder” shall mean Curtis Wolfe.

“Member” shall have the meaning set forth in the Preamble to this Agreement and shall include both Common Members and Preferred Members.

“Members Interest” means the interest acquired by the Members or any Additional Members in the Company.

“Members Units” mean mathematical units of ownership evidencing the Members Interests in the Company.

“Non-Offering Member” shall have the meaning set forth in Article VIII, Section 2 hereof.

“Offered Units” shall have the meaning set forth in Article VIII, Section 2 hereof.

“Offering Member” shall have the meaning set forth in Article VIII, Section 2 hereof.

“Percentage Interest” means, at any time, that percentage interest in the Company from time to time represented by the Member’s or any Additional Member’s Members Interest, determined by dividing the number of particular class of Members Units held by the Members or such Additional Members at such time by the total number of Members Units held by the Members and all Additional Members at such time. The Percentage Interest of the Members or an Additional Members shall be adjusted from time to time to reflect any change in the number of Members Units held by the Members or such Additional Members or in the total number of Members Units held by the Members and all Additional Members in a particular class of Units. After any such adjustment, the Percentage Interest of the Members or such Additional Members, as adjusted, shall constitute the Percentage Interest of the Members or such Additional Members in a particular class for all purposes under this Agreement.

“Person” means any individual, Company, partnership, joint venture, limited liability company, limited liability partnership, association, joint-stock company, trust, unincorporated organization, or other organization, whether or not a legal entity, and any governmental authority.

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“Preferred Members” shall mean those persons who hold Preferred Membership Interests.

“Preferred Membership Interest” shall mean membership interests issued pursuant to a Certificate of Designation relating to such interest.

“Remaining Members” shall have the meaning set forth in Article VIII, Section 1 of this Agreement.

“RFR Period” shall have the meaning set forth in Article VIII, Section 2 hereof.

“RFR Price” shall have the meaning set forth in Article VIII, Section 2 hereof.

“Supermajority” shall mean at least 75% of the outstanding common membership interests.

“Transfer” means, as a noun, the sale, gift, pledge, assignment, transfer, transfer in trust, mortgage, alienation, hypothecation, encumbering or disposition of Units in any manner whatsoever, voluntarily or involuntarily, including, without limitation, any attachment, assignment for the benefit of creditors or transfer by operation of law or otherwise and, as a verb, voluntarily or involuntarily to transfer, sell, pledge or hypothecate or otherwise dispose of.

“Transfer Notice” shall have the meaning set forth in Article VIII, Section 2 hereof.

Article II

Organizational Matters

Section 1.     Formation. The Members have formed the Company by delivering Articles of Organization pursuant to Section 608.408 of the Florida Limited Liability Company Act for filing on March 29, 2011 (the “Effective Date”), and hereby adopts this Agreement as the “operating agreement” of the Company (as that term is used in the Act) as of the Effective Date. Unless a provision of the Act expressly provides that the Act supersedes any provision contained in this Agreement, the terms and conditions of this Agreement, as the same may be amended, shall govern.

Section 2.     Name. The name of the Company shall be LEGALGURU, LLC, and the Company shall conduct all of its business only under that name or such other names as may be approved by a Supermajority of the Common Members’ interest; provided, that the name shall always contain the words “limited liability company”, “limited company”, “LLC”, “L.L.C.”, “LC” or “L.C.” Notwithstanding anything contained herein to the contrary, the Company may conduct business under other names so long as the Common Members have approved the name and the Company has filed proper forms with the State of Florida or any other jurisdiction where it does business under such name.

Section 3.     Term. The term of the Company shall be perpetual from the Effective Date and shall continue until the winding up and liquidation of the Company and its business is completed following a dissolution event, as provided in Article IX, Sections 1 and 2 hereof.

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Section 4.        Principal Business Office. The principal office of the Company shall be located at 1450 South Miami Avenue, Miami, Florida 33130, or at such other location as may hereafter be determined by the Members. The Common Members may establish and maintain such additional offices and places of business of the Company, within or without the State of Florida, as it deems appropriate.

Section 5.       Registered Agent. The Company shall continuously maintain an office and registered agent in the State of Florida as required by the Act.

Section 6.       Qualification in Other Jurisdictions. The Common Members shall execute and cause to be filed original or amended articles or certificates and shall take any and all other actions as may be reasonably necessary to perfect and maintain the status of the Company as a limited liability company or similar type of entity under the laws of any other jurisdictions in which the Company engages in business.

Section 7.      Members. The name and the mailing address of the Members are set forth on Schedule A attached hereto.

Section 8.      Purpose. The Company is formed for the object and purpose of engaging in any lawful act or activity for which limited liability companies may be formed under the Act.

Section 9.      Powers. The Company (i) shall have and exercise all powers necessary, convenient or incidental to accomplish its purposes and (ii) shall have and exercise all of the powers and rights conferred upon limited liability companies formed pursuant to the Act.

Section 10.   Limited Liability. Except as otherwise expressly provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be the debts, obligations and liabilities solely of the Company, and no Members shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member of the Company.

Article III

Management and Control of Company

Section 1.      Management. Unless otherwise determined by the Members, the management, direction and control of the business and affairs of the Company shall be vested in its Board of Directors (the “Board”), consisting of one or more persons or business entities appointed by the Members (each a “Director”), as the Members deem appropriate. The Board shall appoint officers of the Company who will be charged to conduct the business and affairs of the Company and shall have full and complete authority, power and discretion to manage and control the business, affairs and property of the Company, to make all decisions regarding those matters and to perform any and all other acts or activities customary or incident to the management of the Company’s business. The Founder shall have the right to be appointed as a Director and to appoint one other Director. In addition, any Member with 50% Member Interest shall have the right to appoint one Director.

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Section 2.    Appointment, Removal and Resignation of the Directors. The Directors shall be appointed by the Common Members. Any Director may be removed, with or without cause, by a Supermajority vote of the Members. Any Director may resign from office by delivering to the Company written notice of resignation. The initial Directors are listed on Schedule B hereto. The Members shall appoint a Chairman of the Board who shall preside over all meetings of the Board and the Members. In the event the Chairman is not present, the Board may appoint an acting Chairman to preside. As long as the Founder is involved with the Company, he may elect to act as the Chairman of the Board.

Section 3.   Action By Board. Whenever any action is required to be taken by the Board of Directors, it shall be voted on at a meeting of the Directors properly called with at least 24 hours notice where a quorum of at least 50% of the Directors are present.

Section 4.   Compensation. The compensation of the Directors, if any, shall be fixed from time to time by the Common Members.

Article IV

Officers

Section 1.  Officers. The Company shall have a Chief Executive Officer, President, a Secretary and a Treasurer, each of whom shall be appointed by the Board of Directors. Such other officers and assistant officers and agents as may be deemed necessary or desirable may be appointed by the Board of Directors from time to time. Any two or more offices may be held by the same person.

The Chief Executive Officer shall be the chief operating officer of the Company and shall have general and active management of the business and affairs of the Company subject to the direction of the Board. The Chief Executive Officer shall see to it that all orders and resolutions of the Board are carried into effect. The Founder shall be the initial Chief Executive Officer and may only be replaced by a Supermajority vote of the Members Interest.

The President and Vice Presidents, if any, shall have such powers and perform such duties as the Board shall from time to time designate. In the absence or disability of the Chief Executive Officer, a President or Vice President specifically designated by the vote of the Board shall have the powers and shall exercise the duties so delegated.

The Secretary shall have custody of and shall maintain all of the company records (except the financial records), shall record the minutes of all meetings of the Board, shall authenticate records of the Company, shall send all notices of meetings and shall perform such other duties as are prescribed by the Chairman.

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The Treasurer shall have custody of all Company funds, securities and financial records, shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositaries as may be designated by the Board. The Treasurer shall disburse the funds of the Company as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render an account of all his or her transactions as treasurer and of the financial condition of the Company at regular meetings of the Board or when the Chairman so requests. The Treasurer shall also perform such other duties as are prescribed by the Chief Executive Officer.

Each Assistant Secretary and Assistant Treasurer, if any, shall be appointed by the Board and shall have such powers and shall perform such duties as shall be assigned to them by the Board.

Section 2.   Resignation of Officer. An officer may resign at any time by delivering written notice to the Company. The resignation shall be effective upon receipt, unless the notice specifies a later effective date. If the resignation is effective at a later date and the Company accepts the future effective date, the Board may fill the pending vacancy before the effective date provided the Board stipulate that the successor officer does not take office until the future effective date.

Section 3.   Removal of Officer. Except as provided in Article IV, Section 1, the Board may remove any officer at any time with or without cause. Any officer or assistant officer, if appointed by another officer, may be removed by the appointing officer.

Section 4.   Compensation. The compensation of officers shall be fixed from time to time at the discretion of the Board. The Company may enter into employment agreements with any officer of the Company.

Article V

Capital Contributions

Section 1.   Capital Contributions. The Members shall be deemed to have contributed the amount of cash and property to the Company listed on Schedule C attached hereto.

Section 2.   Additional Contributions. The Members are not required to make any additional capital contribution to the Company. However, the Members may make additional capital contributions to the Company at any time in its discretion. The provisions of this Agreement, including this Article V, Section 2, are intended solely to benefit the Members and, to the fullest extent permitted by law, shall not be construed as conferring any benefit upon any creditor of the Company (and no such creditor of the Company shall be a third-party beneficiary of this Agreement) and no Members shall have any duty or obligation to any creditor of the Company to make any contribution to the Company or to issue any call for capital pursuant to this Agreement.

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Section 3.   Preferred Interests. The Common Members may designate one or more series of preferred membership interests that have the rights and interests as designated in a schedule to this Operating Agreement. Preferred Members must sign a joinder to this Operating Agreement and become Members hereunder. Preferred Members are subject to the limitations on transfer of their preferred membership interests in the same manner as Common Members, but do not participate in economic benefits of ownership unless such interest has been converted into Common Units, if such interest has a conversion feature.

Article VI

Allocations and Distributions

Section 1.   Allocation of Profits and Losses. The Company’s profits and losses shall be allocated to the Common Members and any Additional Common Members in accordance with their respective Percentage Interests.

Section 2.   Distributions. Distributions to the Common Members shall be made at the times determined by the Common Members and any Additional Common Members in accordance with their respective Percentage Interests. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not be required to make a distribution to the Common Members or any Additional Common Members if such distribution would violate any provision of the Act or any other applicable law.

Article VII

Fiscal Year and Books and Records

Section 1.     Fiscal Year. The fiscal year of the Company shall begin on the first day of January in each year and shall end on the earlier to occur of December 31 or the date on which all of the Company’s assets are distributed pursuant to Article IX, Section 2, unless otherwise provided by the Members.

Section 2.     Books and Records. The Company shall keep at its principal office the following records:

a)   A copy of the Articles of Organization and all certificates of conversion, together with executed copies of any power of attorney pursuant to which any Articles of Organization or certificates of conversion has been executed;

b)   Copies of any then-effective written operating agreement and all amendments thereto;

c)   A current list, and all past lists, setting forth the full name and last known residents, or mailing addresses of each Members and Additional Member;

d)  Copies of the Company’s federal, state, and local income tax returns and reports, if any, for the three most recent years;

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e)   A writing setting forth any events upon the happening of which the Company is to be dissolved and its affairs wound up; and

f)    A writing setting forth the amount of cash, if any, and a description and statement of the agreed value of other property or services, if any, contributed by the Members or any Additional Members or which the Members or Additional Members has agreed to contribute and times at which or events upon the happening of which any additional contributions are to be made.

Upon reasonable written request the Members or an Additional Members may, at such Member’s own expense, inspect and copy during ordinary business hours any Company record at the Company’s principal office.

Section 3.   Bank Accounts. All funds of the Company shall be maintained in separate bank accounts and not commingled with any funds of the Members or any Additional Members.

Article VIII

Assignments, Admission of New Members

Section 1.    Restrictions on Transfer. Notwithstanding any other provision of this Agreement, no Member shall, directly or indirectly, Transfer any Units of such Member (including the economic attributes associated therewith), unless such Transfer is in accordance with the terms of this Article VIII. The restrictions on Transfer set forth in this Article VIII may be waived by the unanimous consent of the Members.

Section 2.    Right of First Refusal. If a Member (“Offering Member”) desires to sell or otherwise Transfer all, or any part, of such Member’s Units (the “Offered Units”) then such Member may do so, only to a Bona Fide Purchaser, and in accordance with the following procedure:

a)   the Offering Member shall first offer to sell the Offered Units to the remaining Common Members (the “Non-Offering Members”) by delivering to the Company and each of the Non-Offering Members a written notice of the proposed Transfer. Such notice (a “Transfer Notice”) shall state the number of Units offered, together with the proposed price and other material terms of the Bona Fide Purchaser’s offer. The Non-Offering Members shall have the right, within 30 days after receipt of the Transfer Notice (the “RFR Period”), to elect to purchase the Offered Units in such amounts as the Members shall agree amongst themselves, or failing agreement, pro rata, in accordance with their Percentage Interest in the Company, at a price equal to the amount proposed to be paid by the Bona Fide Purchaser, pro-rated to the portion of such Offering Member’s Units being acquired by each purchasing Non-Offering Member (the “RFR Price”).

b)   If the Non-Offering Members do not elect to, or fail to, purchase all of the Offered Units within the applicable period, then the Offering Member shall be free to Transfer all of the Offered Units to a Bona Fide Purchaser (subject to Sections 3 and 4 below) within 30 days following the earlier of: (i) the expiration of the RFR Period, or (ii) the giving of written notice by all of the Non-Offering Members to the Offering Member that they elect to purchase none or a specified portion of the Offered Units. The Offering Member shall notify the Company in writing of the consummation of the Transfer of the Offered Units.

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c)   If the Offering Member does not Transfer all of the Offered Units within the 30-day period specified in subsection (b) above, then no subsequent Transfer may be made without first re-offering the Offered Units to the Non-Offering Members in accordance with this Section 2.

Section 3.   Tag-Along Rights. In addition to the rights conferred by Section 2 above, in the event that any Offering Member intends to Transfer any of the Units held by him, her or it, then, within the RFR Period, any Non-Offering Member may, by notification to the Offering Member and the Company, elect to participate in such Transfer in lieu of exercising its right of first refusal. Any Non-Offering Member that fails to notify the Offering Member within such period shall be deemed to have waived its rights hereunder. If a Non-Offering Member so notifies the Offering Member it shall have the right to sell, at the same price and on the same terms and conditions as the Offering Member, an amount of Units equal to the Units the Bona Fide Purchaser actually proposes to purchase (after giving effect to any Units purchased by Non-Offering Members pursuant to Section 2 above) multiplied by a fraction, the numerator of which shall be the number of Units issued and owned by any such Non-Offering Member and the denominator of which shall be the aggregate number of Units the Bona Fide Purchaser actually proposes to purchase (after giving effect to any Units purchased by Non-Offering Members pursuant to Section 2 above), plus the aggregate number of Units held by the Non-Offering Members exercising their tag-along rights pursuant to this Section 3.

Section 4.   Drag Along Rights.

a)   If at any time one or more Offering Members propose to Transfer Units to a Bona Fide Purchaser representing more than sixty percent (60%) of the Common Units, the Offering Member may require all Members holding Units of the same class to participate in such Transfer in accordance with this Section 8.4 and an election to so require shall supercede any rights a Member may otherwise have pursuant to Section 8.2 hereof. Each Member (including the Transferring Member) shall then have the obligation to Transfer, at the same price per Unit and upon identical terms and conditions as such proposed Transfer, all Units owned by such Member. The proposed Transfer may be for cash or other consideration including securities, issued as part of a merger, share exchange, consolidation, reorganization, recapitalization, combination or similar transaction.

b)   Each Offering Member electing to require other Members to participate in a Transfer pursuant to this Section 8.4 shall deliver to the Company and each other Member a notice containing the information required in a First Refusal Notice pursuant to Section 2.

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c)   Each Member shall make representations as to good title and the absence of liens with respect to such Member’s Units required to be transferred and as to the ownership of such Member’s Units and the authority for and the validity and binding effect of any agreements entered into by such Member in connection with such Transfer; provided that no Member shall be required to make representations or warranties which are more extensive or accept obligations which are more onerous than those which are made or accepted by the Offering Member. No Member is required to effect a Transfer pursuant to this Section 8.4 which a Member is unable to effect. Should any transaction for which a notice is given pursuant to this Section 8.4 not be completed within one hundred twenty (120) days from the effective date of the notice, the Members will have no further obligation to proceed with the transaction for which the notice was given and the Units which were the subject mater of the transaction will remain subject to the terms and conditions of the this Agreement, provided that Offering Members representing more than sixty percent (60%) of the Units may, in good faith, extend this period for one time only for an additional period of thirty (30) days, if, in their reasonable judgment, the contemplated transaction remains likely to be consummated or the contemplated transaction has not been consummated because a Member has defaulted in his or her obligations hereunder.

Section 5.   Rights of Assignee.

a)   Except as provided in this Article VIII and as required by operation of law, the Company will not be obligated for any purpose whatsoever to recognize the Transfer by any Member of a Unit unless such Transfer is made in accordance with the terms of this Agreement.

b)   Any Transfer of a Unit must be in writing, may not contravene any of the provisions of this Agreement, and must be executed by the transferor and delivered to the Company and recorded on the books of the Company. Any Transfer that contravenes any of the provisions of this Agreement will be of no force and effect and will not be recognized by the Company.

c)   A transferee of a Unit who is not admitted as a Member pursuant to this Article VIII will have no right to require any information or account of the Company’s transactions or to inspect the Company books or to vote, but will only be entitled to receive the allocations and distributions to which its transferor would otherwise be entitled under this Agreement, pending satisfaction of the conditions set forth in Section 5 below.

d)   Any transferee who does not become a Member and desires to make a further Transfer of Units will be subject to all of the provisions of this Article VII to the same extent and in the same manner as any Member desiring to Transfer its Units.

e)   If a Member who is an individual dies or is adjusted by a court of competent jurisdiction to be incompetent to manage the member’s person or property, the Member’s executor, administrator, guardian, conservator, or other legal representative may exercise all of the Member’s rights, with the exception of the Member’s rights as an Officer, for the purpose of settling the Member’s estate or administering the Member’s property, including any power the Member has under this Agreement to give an assignee the right to become a Member. If a Member is a Company, trust, or other entity and is dissolved or terminated, the powers of that Member may be exercised by its legal representative or successor.

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Section 6.   Admission as a Successor Member. Subject to the other provisions of this Article VIII, a transferee of a Unit will be admitted as a Member only if the following conditions are satisfied: (i) the transferee accepts and agrees to be bound by the terms and provisions of this Agreement as a Member with respect to the Units so transferred; (ii) a counterpart of this Agreement and such other documents or instruments as the Company may reasonably require are executed by the transferee; (iii) the transferee pays or reimburses the Company for all reasonable legal fees, filing and publication costs incurred by the Company in connection with the admission of the transferee as a Member with respect to the Units so transferred; and (iv) if the transferee is not an individual, the transferee provides the Company with evidence satisfactory to counsel for the Company of the authority of such transferee to become a Member under the terms and provisions of this Agreement.

Section 7.   Admission of Additional Members. The Company may, with the consent of the Members and by new issuance of additional Units (and not by Transfer of outstanding Units), accept additional Members of the Company. Any such additional Member shall execute a counterpart of this Agreement and such other documents or instruments as the Company may reasonably require, and shall thereafter become a Member upon payment to the Company of the agreed upon capital contribution of such additional Member, which shall be reflected on a revised Exhibit C. Each of Exhibit A and Exhibit C shall be amended to reflect any changes in Members (and/or their Units owned and Percentage Interests), from time to time.

Article IX

CONSEQUENCES OF DEATH, DISSOLUTION,

RETIREMENT OR BANKRUPTCY OF MEMBER

Section 1.   Option to Purchase. Upon the death, insanity, withdrawal, resignation, bankruptcy, termination or dissolution of any Member (the “Former Member”), the remaining Members (“Remaining Members”) shall have the option, but not the obligation, to purchase the Membership Interest (the “Former Member's Interest”) of the Former Member as provided in this Article IX.

Section 2.   Purchase Price. The purchase price for the Former Member's Membership Interest shall be the Capital Account balance of the Former Member as adjusted pursuant to this Agreement; provided, however, that if the Former Member, such Former Member's legal representative or the Remaining Members, deems the Capital Account balance to vary from the fair market value of the Former Member's Membership Interest by more than ten percent (10%), such party shall be entitled to require an appraisal. In such event, the value of the Former Member's Interest shall be determined by three (3) independent appraisers, one selected by the Former Member or such Former Member's legal representative, one selected by the Remaining Members, and one selected by the two appraisers so named. The fair market value of the Former Member's Membership Interest shall be the average of the two appraisals closest in amount to each other. In the event the fair market value is determined to be within ninety-five percent (95%) of the Capital Account balance, the party requesting such appraisal shall pay all expense of all the appraisals incurred by the party offering to enter into the transaction at the Capital Account valuation. In all other events, the party requesting the appraisal shall pay one-half of such expense and the other party shall pay one-half of such expense. Notwithstanding the foregoing, if the Dissolution Event results from a breach of this Agreement by the Former Member, the purchase price shall be reduced by an amount equal to the damages suffered by the Company or the Remaining Members as a result of such breach.

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Section 3.   Notice of Intent to Purchase. Within thirty (30) days after the fair market value of the Former Member's Membership Interest has been determined in accordance with Section 3 of Article IX, each Remaining Member shall notify the Secretary in writing of its, his or her desire to purchase a portion of the Former Member's Membership Interest. The failure of any Remaining Member to submit a notice within the applicable period shall constitute an election on the part of the Member not to purchase any of the Former Member's Membership Interest. Each Remaining Member so electing to purchase shall be entitled to purchase a portion of the Former Member's Membership Interest in the same proportion that the Percentage Interest of the Remaining Member bears to the aggregate of the Percentage Interests of all of the Remaining Members electing to purchase the Former Member's Membership Interest.

Section 4.   Election Procedure; Lapse. The option granted pursuant to Section 1 of this Article IX shall be exercised by any Remaining Member giving written notice to the Former Member within sixty (60) days of the event giving rise to the option. The Remaining Member(s) and the Former Member shall then agree on a purchase price or initiate the appraisal procedure under Section 2 or this Article IX. If any Remaining Member elects to purchase none or less than all of its, his or her pro rata share of the Former Member's Membership Interest, then the Remaining Members may elect to purchase more than their pro rata share. If the Remaining Members fail to agree to the entire Membership Interest of the Former Member, then the option granted under Section 1 shall lapse, and all expenses of the appraisals under Section 2, if any, shall be borne by the Remaining Member(s) which gave the notice of exercise.

Section 5.   Payment of Purchase Price. The purchase price shall be paid by the Remaining Members by either of the following methods, each of which may be selected separately by the Remaining Members:

a)   the Remaining Members shall at the closing pay in cash the total purchase price for the Former Member's Interest; or

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b)   the Remaining Members shall pay at the closing one-fifth (1/5) of the purchase price in which case the balance of the purchase price shall then be paid in four (4) equal annual principal installments, plus accrued interest, and be payable each year on the anniversary date of the closing. The unpaid principal balance shall accrue interest at the current applicable federal rate as provided in the Act for the month in which the initial payment is made, but the Remaining Members shall have the right to prepay in full or in part at any time without penalty. The obligation to pay the balance due shall be evidenced by a promissory note, and if purchased by a Remaining Member, secured by a pledge of the Membership Interest being purchased.

Section 6.   Closing of Purchase of Former Member's Membership Interest. The closing for the sale of a Former Member's Membership Interest pursuant to this Article 8 shall be held at 10:00 a.m. at the principal office of the Company no later than sixty (60) days after the determination of the purchase price, except that if the closing date falls on a Saturday, Sunday, or Florida legal holiday, then the closing shall be held on the next succeeding business day. At the closing, the Former Member or such Former Member's legal representative shall deliver to the Remaining Members an instrument of transfer (containing warranties of title and no encumbrances) conveying the Former Member's Membership Interest. The Former Member or such Former Member's legal representative, the Company and the Remaining Members shall do all things and execute and deliver all papers as may be necessary fully to consummate such sale and purchase in accordance with the terms and provisions of this Agreement.

Section 7.   Purchase Terms Varied by Agreement. Nothing contained herein is intended to prohibit Members from agreeing upon other terms and conditions for the purchase by the Company or any Member of the Membership Interest of any Member in the Company desiring to retire, withdraw or resign, in whole or in part, as a Member.

Article X

Dissolution

Section 1.   Dissolution. The Company shall be dissolved, and its affairs shall be wound up upon the first to occur of the following: (i) the resignation or dissolution of the Members or the occurrence of any other event which terminates the continued membership of the Members in the Company unless the business of the Company is continued in a manner permitted by the Act or (ii) the entry of a decree of judicial dissolution pursuant to Florida law. The bankruptcy of the Members or an Additional Members shall not cause such Members or Additional Members to cease to be a Members of the Company and upon the occurrence of such an event, the business of the Company shall continue without dissolution.

Section 2.   Winding Up. Upon dissolution, the Company’s business shall be liquidated in an orderly manner. The Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Company in an orderly manner), and the assets of the Company shall be applied in the manner, and in the order of priority, set forth in the next sentence. The proceeds of the liquidation of the Company shall be distributed in the following order and priority:

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a)   First, to the creditors (including the Members or any Additional Members that are creditors) of the Company, to the fullest extent permitted by applicable law, in satisfaction of all of the Company’s liabilities (whether by payment or by making reasonable provision for payment thereof, including the setting up of any reserves which are reasonably necessary therefore); and

b)   Second, to the Preferred Members and any Additional Preferred Members, in the order specified in the designation of each class of membership interest and in accordance with each Preferred Members’ Percentage Interest of such Preferred Interest; and

c)   Third, to the Common Members and any Additional Common Members in accordance with their Percentage Interests.

Article XI

Employees, Insurance, Exculpation and Indemnification.

Section 1.   Employees. The Chief Executive Officer shall, at the cost and expense of the Company, retain all employees and agents reasonably necessary for the business and operations of the Company.

Section 2.   Insurance. The Chief Executive Officer shall cause to be maintained by the Company, at the Company’s cost and expense, such insurance as is reasonable and customary for the activities and operations of the Company. This insurance shall be maintained throughout the term of this Agreement and so long thereafter as a claim resulting from an incident occurring during the term of this Agreement may be brought under applicable statutory limitations. Each policy shall provide that it cannot be canceled, modified or permitted to lapse without 30 days prior written notice to the Members.

Section 3.   Exculpation. Neither the Members, any Additional Members, any Directors nor any Officer shall be liable to the Company or any other Person who has an interest in or claim against the Company for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Members, any Additional Members, Director or Officer (as the case may be) in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Members, Director or Officer (as the case may be) by this Agreement, except that Members, any Additional Members, Directors or Officers shall be liable for any such loss, damage or claim incurred by reason of such Members’, Director’s or Officer’s gross negligence or willful misconduct.

Section 4.   Indemnification. To the fullest extent permitted by applicable law, the Members, any Additional Members, Directors and Officers, shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Members, Additional Members, Directors or Officers, by reason of any act or omission performed or omitted by such Members, Additional Members, Directors or Officers in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Members, Additional Members, Directors or Officers, by this Agreement, except that the Members, Additional Members, Directors or Officers, shall not be entitled to be indemnified in respect of any loss, damage or claim incurred by the Members, Additional Members, Director, or Officer, by reason of the Member’s, Additional Member’s, Director’s or Officer’s gross negligence or willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under this Article X, Section 4 shall be provided out of and to the extent of Company assets only.

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Section 5.   Survival. The foregoing provisions of this Article XI shall survive any termination of this Agreement.

Article XII

Miscellaneous Provisions

Section 1.   Waiver of Partition; Nature of Interest. Except as otherwise expressly provided in this Agreement, to the fullest extent permitted by law, the Members and any Additional Members hereby irrevocably waive any right or power that they might have to cause the Company or any of its assets to be partitioned, to cause the appointment of a receiver for all or any portion of the assets of the Company, to compel any sale of all or any portion of the assets of the Company pursuant to any applicable law or to file a complaint or to institute any proceeding at law or in equity to cause the dissolution, liquidation, winding up or termination of the Company. The Members and any Additional Members shall not have any interest in any specific assets of the Company, and the Members and any Additional Members shall not have the status of a creditor with respect to any distribution pursuant to Article V, Section 1 hereof. The interest of the Members and any Additional Members in the Company is personal property.

Section 2.   Benefits of Agreement; No Third-Party Rights. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditor of the Company or by any creditor of the Members or any Additional Members. Nothing in this Agreement shall be deemed to create any right in any Person not a party hereto, and this Agreement shall not be construed in any respect to be a contract in whole or in part for the benefit of any third person.

Section 3.   Severability of Provisions. Each provision of this Agreement shall be considered severable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Agreement that are valid, enforceable and legal.

Section 4.   Entire Agreement. This Agreement constitutes the entire agreement of the Members and any Additional Members, with respect to the subject matter hereof.

Section 5.   Governing Law. This Agreement shall be governed by and construed under the laws of the State of Florida (without regard to conflict of laws principles), all rights and remedies being governed by said laws.

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Section 6.   Rules of Construction. Definitions in this Agreement apply equally to both the singular and plural forms of the defined terms. The words “include” and “including” shall be deemed to be followed by the phrase “without limitation.” The terms “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section, paragraph or subdivision. The Section titles appear as a matter of convenience only and shall not affect the interpretation of this Agreement. All Section, paragraph, clause or Schedule references not attributed to a particular document shall be references to such parts of this Agreement.

Section 7.   Amendments. This Agreement may not be modified, altered, supplemented or amended except pursuant to a written agreement executed and delivered by the Members and any Additional Members.

Section 8.   Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Agreement and all of which together shall constitute one and the same instrument.

Section 9.   Notices. Any notices required to be delivered hereunder shall be in writing and personally delivered, mailed or sent by telecopy, electronic mail, or other similar form of rapid transmission, and shall be deemed to have been duly given upon receipt (a) in the case of the Company, to the Company at its address in Article II, Section 4, (b) (or as otherwise designated by the Company) in the case of a Members or any Additional Members, to such Members or any Additional Members at its address as listed on Schedule A attached hereto (as may be revised from time to time) and (c) in the case of either of the foregoing, at such other address as may be designated by written notice by such party.

[Signatures on following page]

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IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this Agreement effective as of the Effective Date.

LEGALGURU, LLC

By:	/s/ Curtis Wolfe
Name: Curtis Wolfe
Title: Founder and CEO

NET ELEMENT, INC.

By:	/s/ Dmitry Kozko
Name: Dmitry Kozko
Title: Executive Vice President

LOBOS ADVISORS, LLC

By:	/s/ Curtis Wolfe
Name: Curtis Wolfe
Title: President

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SCHEDULE A – MEMBERS

As March 29, 2011

Common Members
Name	Address	Units	Percentage Interest
Net Element		70,000,000	70%
Lobos Advisors		30,000,000	30%
	Totals:	100,000,000	100.00%

SCHEDULE B – directors

CURTIS WOLFE (founder nominee)

dmitry kozko (net element nominee)

SCHEDULE C – CONTRIBUTED ASSETS

The Common Members of LegalGuru, LLC and Membership Interest Units and Percentage Interest and Capital Contribution is:

Common Member	Units	% Interest	Capital Contribution
Net Element, LLC	70,000,000	70%	Obligation to provide $800,000 in equity funding
Lobos Advisors	10,000,000	10%	1. Concept development 2. Obligation to provide $100,000 in equity funding 3. Reduced salary for Curtis Wolfe